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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the references to our firm under the caption "Experts" and under the caption "Selected Consolidated Financial Data" and to the use of our report dated March 26, 1997, in the Registration Statement (Form S-4 No. 333-21057) and related Prospectus of TV Filme, Inc. for the registration of $140,000,000 of 12 7/8% Senior Notes due 2004.

                                          Ernst & Young
                                          Auditores Independentes S.C.


Sao Paulo, Brazil
April 17, 1997